SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)  Jan. 30, 1996

                          NESTOR, INC.
            (Exact name of registrant as specified in charter)


Delaware                      0-12-965        13-3163744
 (State of other jurisdiction (Commission     IRS employer
of incorporation)             file number)    identification no.

One Richmond Square, Providence, Rhode Island  02906
     (Address of principal executive offices)



Registrant's telephone number, including area code: 401-331-9640

                              N/A
   (Former name or former address, if changed since last report)

Item 5.   Other Events.

   1) The Corporation entered into a Non-Exclusive Technology Licensing Agreement dated January 30, 1996, by and between the corporation and International Business Machines Corporation ("IBM") allowing IBM to use the Corporation's pattern recognition technology on an IBM developed neural network semiconductor device pursuant to which IBM has the right to use the Corporation's technology in the IBM ZISCO36TM Digital Integrated Neural Network chip and related product enhancements. A copy of such License Agreement is annexed as an exhibit hereto.

   2) The Corporation entered into on January 31, 1996 a Securities Purchase and Exchange Agreement dated as of January 31, 1996 ("Agreement") by and among the Corporation and Wand/Nestor Investments L. P., Wand/Nestor Investments II L.P. and Wand/Nestor Investments III L.P. ("Purchasers") pursuant to which the Purchasers have exchanged certain securities of the Corporation for new securities and Wand/Nestor Investments L.P. made an investment in the Corporation of $599,000. An additional investment of $401,000 by Wand/Nestor Investments III L.P. may be made on or before March 1, 1996. A copy of the Agreement is annexed as an exhibit hereto.

                            EXHIBITS


The Following exhibit is filed herewith:

Exhibit No.         Description

                    4                                  Securities
                    Purchase and Exchange Agreement dated as of January 31, 1996 between the Registrant and Wand/Nestor Investments L.P., Wand/Nestor Investments II L.P. and Wand/Nestor Investments III L.P.

                    10                                 Non-
                    Exclusive License Agreement dated as of
                    January 30, 1996 between Nestor, Inc. and
                    International Business Machines Corporation.

                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 1, 1996           NESTOR, INC.

                                   (Registrant)


                                   By:
                                      /S/ Herbert S. Meeker
                                      Secretary